EXHIBIT 4.2
SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 14, 2010, among VANGUARD HEALTH HOLDING COMPANY II, LLC, a Delaware limited liability company (the “Company”), VANGUARD HOLDING COMPANY II, INC., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented (including the first supplemental indenture dated as of February 25, 2010) or otherwise modified, the “Indenture”), dated as of January 29, 2010, providing for the issuance of 8% Senior Notes due 2018 (the “Notes”);
     WHEREAS, the Issuers initially issued $950,000,000 aggregate principal amount of 8% Senior Notes due 2018 (the “Existing Notes”) under the Indenture on January 29, 2010;
     WHEREAS, Section 2.14 of the Indenture provides that the Issuers, when authorized by a resolution of the Board of Directors of each Issuer, may issue Additional Notes under the Indenture subject to certain conditions set forth in Section 2.14 of the Indenture;
     WHEREAS, the Issuers wish to issue an additional $225,000,000 aggregate principal amount of its 8% Senior Notes due 2018 as Additional Notes under the Indenture (the “New Notes”);
     WHEREAS, the Trustee, the Issuers and the Guarantors are authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree as follows:
     1. Defined Terms. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Supplemental Indenture on or about July 14, 2010 is $225,000,000.

     3. Terms of New Notes. The New Notes to be issued as Additional Notes under the Indenture and pursuant to this Supplemental Indenture shall:
A.	be issued as part of the existing series of Existing Notes previously issued under the Indenture and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase;

B.	be issued on July 14, 2010 at a purchase price of 96.250% of the principal amount and will accrue interest from January 29, 2010;
C.	be issuable in whole in the form of one or more Global Notes to be held by the Depository and in the form, including appropriate transfer restriction legends, provided in Exhibit A1 and Exhibit A2, as applicable, to the Indenture;

D.	the New Notes shall initially bear, in the case of New Notes sold under Rule 144A, the CUSIP number of 92203P AF3 and ISIN number of US92203PAF36, and, in the case of New Notes sold under Regulation S of the Securities Act, the CUSIP number of U92165 AC0 and ISIN number of USU92165AC07; and

E.	until a Registered Exchange Offer has been consummated or a Shelf Registration Statement has been filed and becomes effective with respect to the New Notes, the New Notes shall be subject to the transfer restrictions applicable to a Restricted Global Note or Restricted Definitive Note, as applicable, and shall have a different CUSIP number than that of the Existing Notes.
     4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
     5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
     8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

VANGUARD HEALTH HOLDING COMPANY II, LLC
By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President

VANGUARD HOLDING COMPANY II, INC.
By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President

VANGUARD HEALTH HOLDING COMPANY I, LLC, as Guarantor
By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President

VANGUARD HEALTH SYSTEMS, INC., as Guarantor
By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President

[Signature Page to Supplemental Indenture]

ABRAZO MEDICAL GROUP URGENT CARE, LLC
BHS PHYSICIANS ALLIANCE FOR ACE, LLC
CENTRAL TEXAS CORRIDOR HOSPITAL COMPANY, LLC
HOSPITAL DEVELOPMENT OF WEST PHOENIX, INC.
MACNEAL PHYSICIANS GROUP, LLC
VANGUARD HEALTH FINANCIAL COMPANY, LLC
VANGUARD HEALTH MANAGEMENT, INC.
VHS ACQUISITION CORPORATION
VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 2, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 5, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 8, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 10, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 11, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 12, INC.
VHS CHICAGO MARKET PROCUREMENT, LLC
VHS GENESIS LABS, INC.
VHS HOLDING COMPANY, INC.
VHS IMAGING CENTERS, INC.
VHS OF ANAHEIM, INC.
VHS OF ARROWHEAD, INC.
VHS OF HUNTINGTON BEACH, INC.
VHS OF ILLINOIS, INC.
VHS OF ORANGE COUNTY, INC.
VHS OF PHOENIX, INC.
VHS OF SOUTH PHOENIX, INC.
VHS OUTPATIENT CLINICS, INC.
BAPTIST MEDICAL MANAGEMENT SERVICE ORGANIZATION, LLC
HEALTHCARE COMPLIANCE, L.L.C.
MACNEAL HEALTH PROVIDERS, INC.
MACNEAL MANAGEMENT SERVICES, INC.
PROS TEMPORARY STAFFING, INC.
WATERMARK PHYSICIAN SERVICES, INC.,
as Guarantors

By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President

[Signature Page to Supplemental Indenture]

VHS SAN ANTONIO PARTNERS, LLC, as Guarantor
By:	VHS Acquisition Subsidiary Number 5, Inc., its Member

By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President

THE ANAHEIM VHS LIMITED PARTNERSHIP, as Guarantor
By:	VHS of Anaheim, Inc., its General Partner

By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President

THE HUNTINGTON BEACH VHS LIMITED PARTNERSHIP, as Guarantor
By:	VHS of Huntington Beach, Inc., its General Partner

By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President
[Signature Page to Supplemental Indenture]

THE VHS ARIZONA IMAGING CENTERS LIMITED PARTNERSHIP, as Guarantor
By:	VHS Imaging Centers, Inc., its General Partner

By:	/s/ Ronald P. Soltman
	Name:	Ronald P. Soltman
	Title:	Executive Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
Assistant Vice President

[Signature Page to Supplemental Indenture]